EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C., ss.1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of DIAS HOLDING, INC. (the “Company”) for the six month period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned principal accounting and financial officer of the Company, hereby certifies pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents in all material respects the financial condition and results of operations of DIAS HOLDING, INC.

/s/ Wang Bing-Chin Huang Wang Bing-Chin Huang
Chief Financial Officer and Director
Date: August 14, 2009